UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2, 2005

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6830 Spencer Street, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(702) 733-7195

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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SECTION 8 – OTHER EVENTS

Item 8.01.  Other Events.

VendingData Corporation, or VendingData, announces certain developments in the pending legal proceeding filed in March 27, 2002,  by Shuffle Master, Inc., or Shuffle Master, (Case No. CV-S-02-0438-JCM-PAL) against VendingData in the United States District Court, District of Nevada.  The amended complaint alleges, among other things, claims for patent infringement and requests treble damages, an injunction enjoining us from infringing on two of Shuffle Master’s patents (United States Patent Nos. 6,325,373 and 6,068,258), an accounting of our gains and profits that resulted from the alleged infringement, and for interest, costs and attorneys’ fees.  The Shuffle Master patents that are at issue in the litigation concern registering use of a playing card shuffler apparatus and the displaying of the use on a display.  VendingData denied Shuffle Master’s allegation of patent infringement.    VendingData asserted counterclaims against Shuffle Master for breach of contract and violation of the Uniform Trade Secrets Act.  The trial had been set for June 5, 2005.

In a June 2, 2005 hearing, the Court:

•      Granted VendingData’s motion to reset the trial date for July 25, 2005;

•      Ruled that VendingData may proceed to introduce evidence at trial regarding the monetary damages VendingData incurred, including possible disgorgement of all Shuffle Master profits, that arise from Shuffle Master’s alleged misappropriation of VendingData’s confidential information; and

•      Denied requests of both VendingData and Shuffle Master to preclude certain expert witnesses from testifying at trial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION
(Registrant)

Date: June 3, 2005
	By:	/s/ Mark R. Newburg
Mark R. Newburg
	Its:	Executive Director and Treasurer